UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2014 (October 24, 2014)

_________________

CHIQUITA BRANDS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

_________________

New Jersey	1-1550	04-1923360
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 South Caldwell Street, Charlotte, North Carolina 28202
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (980) 636-5000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Chiquita Brands International, Inc., a New Jersey corporation (the “Company”) held a special meeting of shareholders on October 24, 2014. A total of 38,573,273 shares were represented in person or by proxy at the meeting and the Company’s shareholders took the following actions:

Proposal No. 1: Transaction Agreement

Shareholders voted against the transaction agreement, dated March 10, 2014, as amended on September 25, 2014, among the Company, Fyffes plc (“Fyffes”), Twombly One Limited (now known as ChiquitaFyffes Limited), CBII Holding Corporation and Chicago Merger Sub, Inc. based on the following votes:

Votes For	Votes Against	Abstain
12,487,355	25,978,462	107,456

Proposal No. 2: Creation of Distributable Reserves

Shareholders voted against the creation of distributable reserves of ChiquitaFyffes which are required under Irish law in order to allow ChiquitaFyffes to make distributions and to pay dividends and repurchase or redeem shares following completion of the combination based on the following votes:

Votes For	Votes Against	Abstain
13,732,587	24,738,827	101,859

Proposal No. 3: Compensation to Named Executive Officers

Shareholders voted against a proposal to approve the compensation that will or may become payable to the Company’s named executive officers that is based on or otherwise related to the proposed combination with Fyffes based on the following votes:

Votes For	Votes Against	Abstain
13,101,914	25,346,301	125,058

Proposal No. 4: Amended Chiquita Stock and Incentive Plan

Shareholders approved the Amended Chiquita Stock and Incentive Plan based on the following votes:

Votes For	Votes Against	Abstain
21,301,176	17,145,862	126,235

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2014

CHIQUITA Brands International, Inc.

By:	/s/ James E. Thompson
James E. Thompson
Executive Vice President, General Counsel and Secretary